EXHIBIT 10.77

CONFIDENTIAL TREATMENT REQUESTED

CONFIDENTIAL/LIMITED DISCLOSURE

AGREEMENT

(hereinafter the “Contract” or “Agreement”)

Effective as of              May 2003

(hereinafter the “Effective Date”)

BETWEEN:

Path 1 Network Technologies Inc.

6215 Ferris Sq., Suite 140

San Diego, California 92121

(“Path 1”)

AND

Aurora Networks, Inc.

2803 Mission College Boulevard

Santa Clara, California 95054

(“Aurora”)

WHEREAS PATH 1 designs, manufactures and sells certain Products as set forth on Exhibit A, and;

WHEREAS PATH 1 desires to sell the Products and AURORA desires to purchase the Products for resale on a stand-alone basis and as incorporated into AURORA’s products.

NOW, THEREFORE, in consideration of the mutual covenants herein expressed, AURORA and PATH 1 agree as follows:

1.	DEFINITIONS OF TERMS.

1.1	Defect” means, any material malfunction in Equipment or any failure of Equipment to materially satisfy the requirements of this Contract, including any adverse and material deviation from the Specifications, whether discovered upon receipt, upon delivery of Equipment to a customer (distributor or end user) or upon use of Equipment by such customer. Defects shall be designated as either “critical” or “class I” defects.

1.1.1	“Critical Defects” means Defects which might reasonably be expected to endanger life or be a hazard to health, including but not limited to Defects which might give an electrical shock, or Defects which might create a fire hazard.

1.1.2	“Class I Defects” means Defects in Equipment which cause the Equipment to be functionally inoperative, non-performing, materially unusable, or unable to meet the Specifications in all material respects.

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1.2	“Equipment” means the products identified in Exhibit A and manufactured by PATH 1 to the AURORA Specifications included in Exhibit B. Subject to Section 8.3, New Equipment, Equipment shall not include products to which PATH 1 has granted rights that would prevent or limit such products from being covered under this Agreement.

1.3	“Purchase Order” means a purchase order for Equipment issued by AURORA under this Contract, which purchase order shall reflect the Pricing for the Equipment ordered. Purchase Orders shall contain the following: a reference to this Contract; the identification of the Equipment being purchased; quantity to be purchased; the requested shipping destination and delivery date; and any other special information required by this Contract or by the circumstances of the Purchase Order. Once issued and accepted, a Purchase Order may not be changed or cancelled, except that AURORA shall be entitled: (a) to change or cancel any Purchase Order within *** of issuance; or (b) upon *** notice prior to the then-scheduled delivery date, to change the scheduled delivery date or the shipping destination set forth in such Purchase Order or to split such Purchase Order into more than one shipping destination, provided that such change does not result in a delivery date in a later quarter than the quarter of the originally scheduled delivery date, unless mutually agreed otherwise by the parties.

1.4	“Price” or “Pricing” means the per unit price set forth on Exhibit A for the Equipment, which Equipment prices shall be available to AURORA for any and all Purchase Orders placed by AURORA during the initial *** term of this Contract and thereafter shall be agreed to by the parties, provided, however, that the price after the initial *** of the initial term of this Contract shall be reviewed mutually by the parties on a quarterly basis, but shall not be increased over the price for the Equipment as of the end of the preceding initial term or renewal term of the Contract. Throughout the Term of this Contract, Pricing shall be subject to the Most Favored Customer provision and the Cost Reduction provision of this Contract, provided that such determination is made on a basis of similar facts and circumstances, e.g., similar Equipment volumes, warranty terms, configurations, etc.

1.5	“AURORA Customer” means any person or entity that acquires from AURORA units of Equipment ordered by AURORA under this Contract and, if such person or entity is a distributor or other interim purchaser, the ultimate purchaser of such units of Equipment. When used in this Contract, the term “customer” shall mean, as applicable, AURORA or such AURORA Customer.

1.6	“Specifications” means the functional, component performance, system performance, compatibility and operational characteristics, visual look and features of the Equipment as set forth in Exhibit B to this Contract and to the extent not in conflict with Exhibit B, as evidenced by Equipment delivered under this Contract.

1.7	“Term of this Contract” means the twelve (12) month period following the execution date of this Contract (the date first hereinabove written); provided however that if AURORA notifies PATH 1 prior to the expiration of the then-current term of its intent to order additional Equipment, this Contract shall automatically renew for an additional one (1) year period. In order to ensure continuity, PATH 1 will, ninety (90) days prior to contract expiration, request that AURORA confirm whether it intends to extend the Term of the Contract. AURORA will advise PATH 1 of any plan to extend the Contract Term within thirty (30) days of PATH 1’s request.

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2.	PURCHASE AND SALE OF EQUIPMENT.

2.1	Placement of Purchase Orders. During the initial twelve (12) month period of the Term of this Contract, AURORA shall place Purchase Orders for, and shall purchase units of the Equipment in the quantities desired by AURORA.

2.2	Sale of Equipment. Upon the placement by AURORA of Purchase Orders under this Contract, PATH 1 shall sell the Equipment in the quantities and at the times set forth in the issued Purchase Orders.

2.3	Private Labeling. In the event that AURORA commits to certain minimum purchase levels as the Parties may from time to time agree for any Equipment offered hereunder, other than PATH 1’s Cx1000 product, any and all Equipment purchased under this Contract, may be privately labeled with the name “AURORA” and/or such logos or other names as requested by AURORA, as described in the Specifications, AURORA shall permit Path 1 to include on each and every AURORA privately labeled product the Path 1 logo in such location and with such markings as the parties shall agree, AURORA permission shall not be unreasonably withheld. AURORA shall have the right to modify such appearance specification upon reasonable advance notice and its agreement to reimburse PATH 1 for its reasonable costs, fees and expenses costs relating to such modification. Any part of a Equipment bearing the AURORA name, color (which is specified as part of the private labeling specification) or logo which is not purchased by AURORA under this Contract shall not be sold by PATH 1, unless the AURORA name, color (which is specified as part of the private labeling specification) and logo are fully deleted, obliterated or masked from such part. If the AURORA name or logo cannot be fully deleted, obliterated or masked from any part of Equipment, such part shall be destroyed by PATH 1.

2.4	Sales to Third Parties. During the Term of this Contract, PATH 1 shall not, without the prior written authorization of AURORA, sell, or in any other manner provide, any Equipment privately labeled in accordance with Section 2.3 above, to any party other than AURORA.

3.	PURCHASE ORDERS; FORECASTING.

3.1	Purchase Orders. Equipment shall be ordered by AURORA by submitting Purchase Orders to PATH 1 which shall contain a delivery date for the Equipment set forth therein of a minimum of *** following the date of the Purchase Order. Subject to the establishment of mutually agreeable delivery dates (any requested delivery date that complies with the lead time set forth above shall be conclusively deemed agreeable), and subject to Section 3.1.1 below, PATH 1 shall accept and acknowledge in writing all Purchase Orders submitted by AURORA within *** after receipt thereof. Each acknowledgment shall include firm delivery dates for the Equipment ordered in the Purchase Orders. “Working day” shall mean a regular weekday on which AURORA is open for business. Delivery shall be in accordance with accepted Purchase Orders. Purchase Orders are non-cancelable once delivery is set within ***.

3.1.1	If the delivery date requirement set forth above is not satisfied, PATH 1 shall be entitled, but shall not be required, to reject any non-conforming Purchase Orders within **** of receipt of the non-conforming Purchase Orders. If PATH 1 does not reject any non-conforming Purchase Orders within *** of the date of receipt of the applicable Purchase Orders, PATH 1 shall be deemed to have accepted such non-conforming Purchase Orders, and PATH

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1 shall become obligated to deliver the quantity of Equipment set forth in the non-conforming Purchase Order on the delivery shipment dates set forth therein.

3.1.2	Rush Orders. AURORA may, at its option, submit Purchase Orders requesting immediate delivery of Equipment in less than *** (“Rush Orders”). PATH 1 shall use commercially reasonable efforts to fill Rush Orders. The parties shall negotiate in good faith the prices for Rush Orders, taking into consideration PATH 1’s available inventory and additional shipping and personnel expense.

3.2	Terms and Conditions. To the extent not inconsistent with the terms set forth in this Contract, Aurora’s standard Terms and Conditions of purchase, attached as Exhibit C and Path 1’s Quotation and Standard Terms and Conditions, attached as Exhibit D shall govern the purchase by AURORA and sale by PATH 1 of the Equipment, and shall be deemed incorporated into and made a part of each Purchase Order, any acknowledgment or acceptance of a Purchase Order or in any invoice issued in accordance with this Contract.

3.3	Forecasting. During the Term of this Contract, on a quarterly basis or at such other time or times as the parties hereto shall agree, AURORA shall provide to PATH 1 a general forecast of AURORA Equipment requirements, containing AURORA’s anticipated purchases of Equipment from PATH 1. PATH 1 and AURORA understand and agree that such forecast is provided for information purposes only, and that it shall in no way be deemed binding upon AURORA.

4.	PRICE AND PAYMENT.

4.1	Price. Unless otherwise agreed in writing, all Prices are FOB at the domestic destination(s) designated by AURORA.

4.2	Shipping and Other Charges. The Price includes all charges for packaging and crating of Equipment for shipment (but not special crating charges) and any taxes (but excluding taxes based solely on PATH 1’s income) levied, assessed or imposed on the sale, use or transport of the Equipment to AURORA.

From time to time, AURORA may elect to require special or overnight delivery. In such cases, AURORA will advise PATH 1 of the necessary shipping details and AURORA will be responsible for any additional costs associated with such shipments, provided that PATH 1 shall use its best reasonable efforts to minimize such costs, consistent with AURORA’s shipping instructions, and AURORA shall be entitled to provide PATH 1 with a valid tax exemption certificate authorized by an appropriate taxing authority.

4.3	Payment Terms. Payment shall be due within *** after the later of (i) receipt of the invoice or (ii) the date of the invoice, which invoice shall not be dated prior to the date of shipment.

4.4	Most Favored Customer. After placing initial purchase order(s) for at least *** in Equipment, if, at any time during the Term of this Contract, PATH 1’s actual selling price for products similar to the Equipment to any person or entity, is lower than the Price, as such Price may be adjusted as provided in this Contract, then thereafter the Price shall be reduced to such lower price for all additional Equipment purchased by AURORA under this Contract

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provided that such determination is made on a basis of similar facts and circumstances, e.g., similar Equipment volumes, warranty terms, configurations, payment terms, etc.

At the request of AURORA, PATH 1 shall certify on an annual basis as to its compliance with the terms of this Section 4.4.

4.5	Cost Reduction. Promptly following the execution and delivery of this Contract and upon the execution and delivery of a mutually-acceptable non-disclosure agreement, AURORA and PATH 1 will work together semi-annually to identify cost reduction opportunities.

5.	DELIVERY.

5.1	Shipment.

(a)	PATH 1 shall deliver the Equipment, pursuant to the terms in Section 4.1, to AURORA’s designated destination(s) and shall ship such Equipment in accordance with, and on the shipment date specified in, the shipping terms of each Purchase Order or other mutually agreed shipping documents.

(b)	PATH 1 shall not be entitled to make partial shipments of Equipment covered by any Purchase Order without the prior express authorization of AURORA.

5.2	Late Delivery.

(a)	If PATH 1 determines that it is reasonably likely that it will not deliver all or any portion of the Equipment covered by a Purchase Order at the times designated therein, PATH 1 will immediately, and under no circumstances later than five (5) days prior to delivery, advise AURORA. If PATH 1 notifies AURORA of an anticipated delay and AURORA does not advise PATH 1 of the adverse effect of such delay, PATH 1 shall proceed to make such delivery as notified. No late delivery provisions shall apply to rush orders under Section 3.1.2 above.

(b)	PATH 1 agrees that it will not ship any products or components similar to the Equipment to any other customer of PATH 1 (other than a customer with a contractual right in effect as of the execution and delivery of this Contract to require PATH 1 to sell such products or components at such time), if, as a consequence of shipment of such products or components in the applicable period, shipments of Equipment to AURORA under this Contract will be delayed.

5.3	Testing of Equipment. It is the intent of AURORA to purchase from the PATH 1 only defect-free Equipment. PATH 1 is responsible for detecting and ensuring that defects in material, workmanship, and integration and support services which are or should be under PATH 1’s control are not provided to AURORA hereunder. Equipment delivered to AURORA under this Contract shall be subjected to workmanship inspection in accordance with the Institute for Interconnection and Packaging of Electronic Circuits IPC-A-610 Class II or better standards, and subjected to in-circuit and functional electrical testing as mutually agreed. In addition, PATH 1 will perform a final QA or pre-shipment sample audit prior to releasing Equipment for shipment to AURORA.

Representatives of AURORA shall be entitled, at their expense, to witness any or all testing or other processing of Equipment at PATH 1’s premises upon reasonable notice. In addition, AURORA shall be entitled, but not required, to perform its own inspection and testing of delivered Equipment and will advise PATH 1 of any Equipment requiring repair or replacement due to defects discovered.

CONFIDENTIAL TREATMENT REQUESTED

6.	TITLE AND ASSUMPTION OF RISK.

PATH 1 shall convey good title, free from any claim or encumbrance, to all Equipment (but not any software or firmware) sold and delivered by PATH 1 under this Contract. Title to the Equipment shall pass at the time of delivery as described in Section 5.1. Any loss or damage to Equipment prior to passing of title shall be at PATH 1’s risk. Any loss or damage to Equipment after passing of title shall be at AURORA’s risk.

7.	WARRANTIES.

7.1	Warranties. PATH 1 hereby represents and warrants to AURORA that:

7.1.1	All Equipment shall conform in all respects to the Specifications and be free from defects in materials and workmanship; and

7.1.2	All Equipment shall function under ordinary use in conformance with the Specifications.

7.1.3	PATH 1 has the right to grant to AURORA licenses for any Software incorporated within the Equipment or separate from the Equipment supplied by PATH 1 to AURORA under this Contract;

7.1.4	No impediment exists to PATH 1’s entering into this Contract, and PATH 1 has not made any agreement with any third party which will interfere with PATH 1’s performance under this Contract;

7.1.5	To the best of PATH 1’s knowledge, information and belief, there are no threatened or pending infringement actions against PATH 1 relating to the Product and there are no infringements of any third party patent, copyright, trade secret, trademark or other third party proprietary rights by PATH 1 relating to the Product;

7.1.6	Software incorporated in the Product delivered to AURORA or AURORA Customers under this Contract does not contain any security or timing mechanism that would in any manner affect the authorized use of such Software, or any code that would permit unauthorized entry or modification of the Software; and

7.1.7	All design documentation and user documentation for the Equipment (including Software) will be complete and accurate as of the date of delivery of the Equipment.

7.1.8	For a period of one year after delivery, PATH 1 shall provide AURORA with updates or standard upgrades to any software delivered at no additional cost to AURORA or AURORA Customers provided that Path 1 provides such updates or standard upgrades to its other customers at no cost.

7.2	Warranty Period. For Equipment sold into AURORA’s cable market, Path 1 shall provide warranties set forth above shall apply for the period beginning on the date of shipment and ending on the later of *** thereafter or if Equipment is subsequently delivered by

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AURORA to an AURORA Customer *** after the date of shipment by PATH 1 to AURORA (such period, as extended, if applicable, being referred to herein as the “Warranty Period”). The Warranties set forth above shall be transferable to AURORA Customers.

7.3	Warranty Replacement or Repair. Within the Warranty Period and for thirty (30) days thereafter, AURORA and AURORA Customers shall have the right to return to PATH 1, after giving written notice to PATH 1 within the Warranty Period of an intention to return, Equipment not conforming to the above warranties and to require that PATH 1, at PATH 1’s expense and option, repair such Equipment or replace such Equipment with new, conforming Equipment.

(a)	Procedures; Shipping; No Coverage. In conjunction with the giving of a notice of intention to return, PATH 1’s authorized service personnel will provide a return material authorization number which shall accompany any returned items. Transportation costs, if any, incurred in connection with the return of a defective product to PATH 1 shall be borne by the customer, in bound, and by PATH 1, outbound. Any transportation costs incurred in connection with the redelivery of a repaired or replaced item to AURORA or applicable AURORA Customer shall be borne by PATH 1.

PATH 1 shall repair or replace any defective Equipment, and shall ship the repaired or replacement Equipment by the same delivery method used by AURORA or the applicable AURORA Customer to deliver the Equipment to PATH 1, within four (4) weeks of receipt of the defective Equipment. In the event Equipment which is defective and covered under warranty is returned for repair more than two (2) times based on similar reasons relating to functionality or usability, PATH 1 shall immediately provide AURORA or the applicable AURORA Customer with new, conforming replacement Equipment and shall retain title to the returned item(s).

If PATH 1 correctly determines that the allegedly defective Equipment are not covered by the terms of the warranty provided hereunder or that a warranty claim is made after the Warranty Period, the cost of repair by PATH 1, and shipping expenses, shall be reimbursed to PATH 1 by AURORA or the applicable AURORA Customer at PATH 1’s prevailing service prices.

(b)	Exclusions. The foregoing warranties and remedies are for AURORA’s and AURORA Customers’ benefit and may only be transferred in connection with the sale or other transfer of the Equipment to another person or entity or the permitted assignment of this Contract. Any and all warranties under this Section shall be void as to Equipment damaged or rendered unserviceable by: (1) misuse, theft, vandalism, fire, water or other peril or (2) improper installation or unauthorized alterations of such Equipment.

(c)	Reports. Upon the reasonable request of PATH 1, AURORA will provide PATH 1 with reports as to reported warranty problems. PATH 1 will provide AURORA, upon its request, with data on repairs and replacements conducted by PATH 1 on Equipment purchased under this Contract and, to the extent relating to functionality or usability, other similar products or components purchased from PATH 1 by other persons or entities.

7.4	Repetitive Warranty Problems. If at any time during the Term of the Contract, the number of defects exceeds a rate of *** during any *** consecutive *** , then PATH 1 will

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be placed on probation status and will be required to submit a corrective action plan with a recommended solution for AURORA’s review and acceptance. Upon AURORA’s acceptance of PATH 1’s recommended solution, PATH 1 must demonstrate corrective action effectivity for a minimum period of *** consecutive *** at a below *** Defect rate in order to be removed from probationary status. In the event AURORA elects not to accept the PATH 1’s recommended solution, then AURORA shall be relieved of any obligations under any outstanding Purchase Orders for future delivery of Equipment and shall also be entitled to terminate this Contract in accordance with Section 13.3.5 hereof.

7.5	Out of Warranty Repairs. PATH 1 shall provide AURORA with all schematics, parts lists, price lists, maintenance and repair manuals, and other documentation reasonably necessary for AURORA to conduct out-of-warranty repair of Equipment purchased by it or by SA Customers, together with, at AURORA’s request and at cost, any special tooling or fixtures necessary for such repairs (and any drawings thereof needed for such repairs). This information shall be treated as Proprietary Information of PATH 1.

7.6	Warranty Service Commitment. PATH 1 understands the high level of service commitment which AURORA has to its customers. During the Term of this Contract, or for the extent of the Warranty Period and any extension thereof for Equipment provided under this Contract, if more than *** percent of the Equipment returned to PATH 1 for warranty replacement or repair in any month are not delivered to AURORA or the AURORA Customer within the time frame provided in Section 7.3, such a month shall be considered a “Month of Deficient Warranty Service.” If more than *** percent of the Equipment returned for warranty replacement or repair experience a recurrence of the same or similar problem within any *** period, or after the second occurrence of a Month of Deficient Warranty Service, AURORA, at its option, may require that AURORA assume warranty maintenance responsibility for the Equipment. If AURORA makes such a requirement, PATH 1 shall assist AURORA in establishing a service facility to permit the transfer of such responsibilities, and PATH 1 shall reimburse AURORA for the cost of providing such warranty service.

8.	CHANGES TO COMPONENT SPECIFICATIONS.

8.1	Specification Changes. PATH 1 shall make no change in the Specifications (including but not limited to changes in designs or changes in the parts included in the Equipment) or sources of supply for material or components for Equipment without notifying AURORA. provided that PATH 1 shall make all reasonable attempts to notify AURORA as soon as practicable.

8.2	Enhancements and Modifications. AURORA shall have the right, but not the obligation, to accept in Equipment any enhancements and modifications proposed by PATH 1 to the Equipment.

8.3	New Equipment. At the earliest date possible, PATH 1 shall notify AURORA of any new product or enhancements to or advanced versions of existing products that are made commercially generally available. Upon written agreement between AURORA and PATH 1 as to pricing and other terms, such products shall be considered Equipment under this Agreement and shall be purchased and sold under the terms and conditions of this Agreement.

8.4	Proposals for Enhancements. AURORA may issue to PATH 1 written proposals for enhancements and modifications to Equipment from time to time. PATH 1 will respond to such proposals within thirty (30) days and will implement such enhancements and modifications to the Equipment for AURORA if commercially reasonable.

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8.5	Ownership of Enhancements and Modifications. PATH 1 and AURORA acknowledge that PATH 1 owns all intellectual property that is included in the Specifications or that is incorporated into the Equipment. Notwithstanding the foregoing, the parties acknowledge that they may, from time to time, enter into separate written agreements whereby AURORA may fully fund the development of enhancements or improvements in which case the parties shall agree as to the rights to and in such resulting enhancements or improvements.

8.6	Subsequent Orders for Spare Parts. In the event PATH 1 elects to discontinue manufacturing Equipment, PATH 1 shall provide to AURORA six (6) months notice before such event occurs and will thereafter, for a period of two (2) years from the date of such notice, make available for purchase by AURORA any and all Equipment deemed necessary by AURORA at prices agreed between PATH 1 and AURORA at the time of notification of discontinuance.

9.	INDEMNIFICATION.

PATH 1 shall indemnify and hold harmless AURORA and its directors, officers, partners, employees, agents, subsidiaries, affiliates, and assignees, or any of them, from and against any losses, damages, liabilities, expenses, costs, claims, suits, demands, actions, causes of action, proceedings, judgments, assessments, deficiencies and charges on account of physical damage to tangible property and personal injuries, including death, to all persons, arising from any willful misconduct or negligence of PATH 1 in the performance (or nonperformance) of this Contract or from the lawful and permitted use of the Equipment; provided that the indemnification obligations of PATH 1 shall also extend to any AURORA Customer and its directors, officers, partners, employees, agents, subsidiaries, affiliates, and assignees.

10.	PROPRIETARY RIGHTS INDEMNIFICATION.

10.1	Indemnification. In addition to the indemnification set forth in Section 9 above, PATH 1 shall pay the costs relating to the defense of, and the damages finally awarded in, any suit against AURORA (or against any AURORA Customer, if indemnified by AURORA) to the extent based upon a claim that the Equipment furnished under this Contract infringes any intellectual property right of a third party.

10.2	Procedures. In the event of any allegation of infringement of the type described in Section 10.1 hereof or a claim or suit based thereon (the “Allegation”), AURORA (or, as applicable, AURORA Customer) shall promptly notify PATH 1 of such Allegation in writing. If AURORA has (or acquires) the right to defend and/or settle any Allegation, AURORA shall offer PATH 1 the right to defend and/or settle the applicable Allegation, and PATH 1 shall promptly commence efforts to settle or to defend against such Allegation. AURORA (or, as applicable, AURORA Customer) shall reasonably cooperate with PATH 1 at PATH 1’s expense in such settlement or defense.

10.3	Injunction. In the event that the use of the Equipment delivered under this Contract and indemnified by application of Section 10.1 is enjoined, PATH 1, at its option, shall do one or more of the following:

(a)	Procure the right to continue using the infringing Equipment, at no cost to the AURORA (or, as applicable, AURORA Customer); or

(b)	Replace the item with a non-infringing item (or modify the item so it is non-infringing), provided the replacement or modified item complies with the Specifications in all material respects and is priced no higher than the Pricing listed in Exhibit A.

CONFIDENTIAL TREATMENT REQUESTED

If PATH 1 is unable to accomplish (a) or (b) above within ninety (90) days after issuance of such injunction, PATH 1 shall refund the entire purchase price paid by AURORA (or, as applicable, AURORA Customer) for the infringing Equipment as well as other equipment acquired from PATH 1 (or AURORA, as applicable), which equipment has been rendered unusable by AURORA (or, as applicable, AURORA Customer) for any related purpose as a result of such injunction by virtue of its integration with the Equipment, including but not limited to other Equipment acquired under this Contract. If AURORA’s Contract or purchase order with the applicable AURORA Customer contains an enforceable provision limiting indemnification for proprietary rights infringement to an amount less than the applicable purchase price (such as purchase price less depreciation), the amount of the refunded purchase price shall be limited to the amount payable by AURORA to such AURORA Customer.

11.	CONFIDENTIALITY.

11.1	Proprietary Information. PATH 1 and AURORA (each, a “party” for the purposes of this Article) agree that any information or data fixed in a tangible medium and furnished by one to the other under or associated with this Contract or the Equipment and conspicuously marked as the confidential or proprietary information of the disclosing party, or if provided orally and is referred to and described in a written memorandum within twenty (20) days after such oral disclosure, is to be deemed confidential or proprietary at the time the information is provided (hereinafter referred to collectively as “Proprietary Information”) and shall not be disclosed to anyone other than the recipient party’s employees or agents or consultants rendering services related to the subject matter of this Contract for a period of five (5) years after the expiration or termination of this Contract. The existence of this Contract and the terms and conditions of this Contract shall be deemed Proprietary Information.

11.2	Permitted Disclosure. The obligations of Section 11.1 shall not apply to:

(i)	disclosures pursuant to an order or judgment of any court or governmental body provided that the disclosing party shall give reasonable notice of such order or judgment to the other party prior to making such disclosure;

(ii)	disclosures pursuant to any law, rule or regulation, provided that the disclosing party: has received a written opinion of its counsel that such disclosure is required; has given reasonable notice to the other party in advance of such disclosure; and seeks confidential treatment of such information from the entity to which the disclosure is made;

(iii)	Proprietary Information which is or becomes generally available to the public through any means other than a breach by the receiving party of its obligations under this Contract;

(iv)	Proprietary Information which is disclosed to the receiving party without an obligation of confidentiality by a third party who has the right to make such disclosure;

(v)	Proprietary Information which is developed independently by the receiving party without use of or benefit from the Proprietary Information or was in possession of the receiving party without obligations of confidentiality prior to receipt under this Contract; or

(vi)	Proprietary Information which is required to be disclosed to enforce rights under this Contract.

CONFIDENTIAL TREATMENT REQUESTED

12.	EXCUSABLE DELAYS. Neither PATH 1 or AURORA (each, a “party” for the purposes of this Article) shall be liable for any delay or non-performance hereunder, resulting from: acts of God; fires; unforeseeable strikes; war; riots; earthquakes; any law, proclamation, regulation or ordinance, demand or requirement of any governmental agency; or any other condition or occurrence whatsoever beyond the reasonable control of such party. If the performance of this Contract is delayed, prevented, restricted or interfered with by reason of any such event, (a) the party whose performance is delayed, prevented, restricted or interfered with shall give prompt written notice to the other party of the event and shall be excused from performance to the extent delayed or prevented; provided, however, that the party whose performance is prevented or delayed shall take reasonable steps to avoid or remove such causes of nonperformance and shall continue performance whenever and to the extent such causes are removed; and (b) if it appears that a time for delivery or performance pursuant to this Contract will be extended for more than thirty (30) days, the party receiving notice under clause (a) above shall have the right to terminate, by written notice to the other parties, any portion of an outstanding Purchase Order covering the delayed performance and the obligations and liabilities of the affected parties with respect to such portion of the Purchase Order shall thereupon lapse and terminate, except to the extent such obligations or rights are intended to survive pursuant to this Contract. Additionally, if it appears that subsequent deliveries of Equipment under this Contract are reasonably likely to be delayed or disrupted for a period of more than sixty (60) days, AURORA will have the right to terminate this Contract.

13.	TERM; TERMINATION.

13.1	Term. The Term of this Contract commences on the date first written above and shall continue as provided in Section 1.7.

13.2	Termination of Purchase Order. By written notice to PATH 1, AURORA, as appropriate, may terminate a Purchase Order issued by it, in whole or in part, without any liability to PATH 1 for items not yet delivered, effective upon such written notice, in the event, other than because of an Excusable Delay pursuant to Article 12, PATH 1 fails to make delivery of the Equipment set forth in such Purchase Order within fifteen (15) days after the specified time for delivery (or such longer period as AURORA may authorize in writing). Notwithstanding the foregoing, the parties agree that PATH 1 shall have the right to make partial shipments hereunder.

13.3	Termination of Contract. This Contract may be terminated upon any of the following events, in addition to the rights set forth above, upon written notice:

13.3.1 By AURORA in the event that PATH 1 makes an assignment for the benefit of creditors (other than a security interest filed in the ordinary course);

13.3.2 By PATH 1 in the event that AURORA makes an assignment for the benefit of creditors (other than a security interest filed in the ordinary course);

13.3.3 By AURORA in the event that the PATH 1 becomes insolvent, or voluntary or involuntary proceedings are instituted by or against PATH 1 under any bankruptcy or insolvency laws and such proceedings are not terminated within ninety (90) days, or a receiver is appointed for PATH 1;

13.3.4 By PATH 1 in the event that AURORA becomes insolvent, or voluntary or involuntary proceedings are instituted by or against AURORA under any bankruptcy or insolvency laws and such proceedings are not terminated within ninety (90) days, or a receiver is appointed for AURORA.

CONFIDENTIAL TREATMENT REQUESTED

13.3.5 By AURORA in the event that PATH 1 fails to perform any material provision of this Contract and does not cure such failure within a period of thirty (30) days after receipt of written notice specifying such failure and stating its intention to terminate this Contract if such failure is not cured. Notwithstanding the foregoing, (a) if delivery of Equipment is delayed by more than sixty (60) days, or (b) if PATH 1 repeatedly notifies AURORA of late deliveries of Equipment, AURORA shall, in addition to its other rights, have the right to immediately terminate this Contract upon notice to PATH 1;

13.3.6 By PATH 1 in the event that AURORA fails to perform any material provision of this Contract, including any obligation to pay for delivered Equipment, and does not cure such failure within a period of sixty (60) days after receipt of written notice specifying such failure and stating its intention to terminate this Contract if such failure is not cured; or

13.3.7 By either party upon ninety (90) days’ written notice to the other.

13.4	Survival of Provisions. The obligations of both PATH 1 and AURORA under this Contract, which obligations by their nature would continue beyond the termination, cancellation or expiration of this Contract, shall survive termination, cancellation or expiration of this Contract.

14.	NOTICES.

14.1	Written Notification. Any notice(s) required or permitted to be given or made by a party under this Contract shall be in writing to the other party at the address of such party as set out within this Section 14. Whenever one party is required or permitted to give written notice to the other pursuant to this Contract, such notice(s) shall be deemed to be duly given on the earliest of (i) actual receipt, irrespective of whether sent by post, telex, cable, facsimile transmission (followed by mailing of a hard copy), overnight courier or other method, or (ii) on the sixth (6th) day after mailing by registered or certified airmail from the country in which the notice originated, return receipt requested and postage prepaid.

Service of Notice: The phone numbers and facsimile numbers have been added for information purposes only and are not for the purpose of serving notice.

For Aurora:

Aurora Networks, Inc.

2803 Mission College Boulevard

Santa Clara, California 95054

Attn: Mr. Tom Brown

Telephone number: 1-408-235-7034

Facsimile number: 1-408-845-9045

For PATH 1:

Path 1 Network Technologies Inc.

6215 Ferris Sq., Suite 140

San Diego, CA 92121

Attn: Mr. John Zavoli

Telephone number: 1-858-450-4220

Facsimile number: 1-858-450-4203

CONFIDENTIAL TREATMENT REQUESTED

14.2	Change of Address. A party may from time to time change its address for notification purposes and /or the parties to be notified by giving the other party written notice of the new address and/or parties and the date upon which the change will become effective.

15.	GENERAL.

15.1	NAFTA Qualified Equipment. PATH 1 represents and warrants that Equipment deliverable hereunder originates in the USA and complies with the origin requirements specified for Equipment in North American Free Trade Agreement (NAFTA) and that there has been no further production or any other operation(s) outside of the USA. Upon request of AURORA at any time during the Term of this Contract, PATH 1 shall provide to AURORA a NAFTA Certificate of Origin, on Customs Form 434, with respect to Equipment.

15.2	Exportation of Equipment. PATH 1 acknowledges that AURORA intends to ship the Equipment abroad and within the United States. AURORA agrees that it will not export any Equipment without first obtaining any and all necessary approvals from the United States Department of Commerce and Department of Defense or other regulatory authorities. PATH 1 agrees that it will cooperate with AURORA in obtaining any such approvals and will advise AURORA from time to time of any countries with respect to which PATH 1 is advised that export approvals are required.

15.3	Binding Effect. This Contract shall be binding on and inure to the benefit of the parties and their respective successors and assigns. PATH 1 may not assign this Contract or any rights or obligations hereunder or under any Purchase Order without the prior written consent of AURORA.

15.4	Severability. If any provision of this Contract is declared or found to be illegal, unenforceable or void, the parties shall negotiate in good faith to agree upon a substitute provision that is legal and enforceable and is as nearly as possible consistent with the intentions underlying the original provision. If the remainder of this Contract is not materially affected by such declaration or finding and is capable of substantial performance, then the remainder shall be enforced to the extent permitted by law.

15.5	Waiver. No delay or omission by any party to exercise any right or power shall impair any such right or power or be construed to be a waiver thereof. A waiver by any party of any of the covenants, conditions or contracts to be performed by the other or any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant, condition or contract herein contained. No change, waiver or discharge hereof shall be valid unless in writing and signed by an authorized representative of the party against which such change, waiver, or discharge is sought to be enforced.

15.6	Cumulative Remedies. The rights and remedies provided in this Contract or otherwise under applicable laws shall be cumulative and the exercise of any particular right or remedy shall not preclude the exercise of any other rights or remedies in addition to, or as an alternative of, such right or remedy, except as expressly provided otherwise in this Contract.

15.7	No Third Party Benefit. Nothing in this Contract, expressed or implied, is intended or shall be construed to confer upon or give to any person, firm, or corporation, other than the parties hereto and those other persons or entities specifically granted rights hereunder, and their respective successors and assigns, any remedy or claim by reason of this Contract or any term, covenant or condition hereof, all of which shall be for the sole and exclusive benefit of

CONFIDENTIAL TREATMENT REQUESTED

the parties hereto; provided that AURORA Customers shall be entitled to the rights contained herein with respect to warranties and indemnification.

15.8	Relationships of the Parties. It is expressly understood that the parties intend to establish the relationship of independent contractors, and do not intend to undertake the relationship of principal and agent or to create a joint venture or partnership between them or their respective successors in interests. No party shall have any authority to create or assume, in the name or on behalf of any other party, any obligation, expressed or implied, nor to act or purport to act as the agent or the legally empowered representative of any other party hereto for any purpose whatsoever.

15.9	Quality Audit. Within thirty (30) days after the execution of this Contract, PATH 1 shall permit AURORA to commence a quality audit of PATH 1’s operations. Within ninety (90) days after the conclusion of the quality audit, PATH 1 shall prepare a plan to correct deficiencies, if any, identified by AURORA’s quality audit. Upon concurrence with the plan by AURORA, PATH 1 shall commence implementation of the plan.

15.10	Applicable Law. This Contract shall be interpreted, construed and governed by the laws of the state of California, other than its choice of law rules. The United Nations Convention on Agreements for the International Sale of Goods shall not apply to this Contract.

15.11	Entire Contract. This Contract, including all Exhibits hereto, represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof, supersedes all prior negotiations and agreements and can be modified, amended, supplemented or changed only by an agreement in writing which makes specific reference to this Contract and which is signed by all parties hereto.

15.12	English Language. All documentation, notices, records, and correspondence under this Contract shall be submitted and maintained in the English language except as otherwise specified herein.

15.13	Ownership; Grant of Rights

15.13.1	OEM Right. PATH 1 hereby grants AURORA a nonexclusive, worldwide, royalty free right and license to promote, market, resell and distribute the Products as stand-alone products or as incorporated into or in connection with AURORA’s products subject to the terms and conditions of this Agreement.

15.13.2	AURORA Property.

(a)	During the term of this Agreement AURORA may provide equipment, designs, materials, software and other property of AURORA (collectively “AURORA Property”) to PATH 1 for its use in fulfilling its obligations hereunder. All AURORA Property furnished to PATH 1 by AURORA or paid for by AURORA in connection with this Agreement shall (i) be clearly marked or tagged as the property of AURORA; (ii) be and remain personal property; (iii) be subject to inspection by AURORA at any time; (iv) be used by PATH 1 and its subcontractors only to perform its obligations under this Agreement and for interoperability purposes; (v) be kept free of liens and encumbrances; (vi) be kept separate from other materials, tools, or property of PATH 1 or held by PATH 1; and, (vii) not be modified in any manner by PATH 1.

(b)	AURORA shall retain all rights, title and interest in the AURORA Property, if any, and PATH 1 shall treat and maintain the AURORA Property with the same

CONFIDENTIAL TREATMENT REQUESTED

degree of care as PATH 1 uses with respect to its own valuable equipment, but in no event with less than a reasonable degree of care for equipment of a similar kind and importance. PATH 1 shall bear all risk of loss or damage to AURORA Property until it is returned to AURORA. Upon AURORA’s request, PATH 1 shall deliver all AURORA Property to AURORA in good condition, normal wear and tear excepted, without cost to AURORA; the parties shall determine the manner and procedure for returning the AURORA Property, and PATH 1 shall pay the corresponding freight costs. PATH 1 waives any legal or equitable right it may have to withhold AURORA Property, and PATH 1 shall execute all documents, or instruments evidencing AURORA’s ownership of the AURORA Property as AURORA may from time to time request.

15.13.3	PATH 1 Property. Except as expressly and unambiguously granted herein, all rights to the Products and any modifications thereto and all related documentation and materials and any modifications thereto are retained by PATH 1, including without limitation, all copyrights, patent rights, trade secret rights, and all other intellectual or industrial property rights therein.

15.13.4	Software License. For Equipment which includes software, AURORA shall be provided with the current version of the appropriate software, and shall be granted a royalty-free, irrevocable, worldwide, perpetual license to use, copy, and distribute including the right to sublicense, the software (“License”) in connection with its use of the applicable Equipment. AURORA will sublicense under terms and conditions of its standard software license or standard terms and conditions of sale. Such license shall only be valid for use within or in conjunction with the Equipment as originally intended by PATH 1 and may not be used for any other purpose or incorporated into any other product without the specific written consent of PATH 1.

15.13.5	Integration License. PATH 1 acknowledges that the units of Equipment being purchased under this Contract may be sold in conjunction with other items and will need to be integrated with such items and other equipment. In order to ensure that all items of Equipment are interoperable, PATH 1 hereby grants AURORA a royalty-free, irrevocable, worldwide, nonexclusive, perpetual license to use PATH 1’s intellectual property as may be necessary to enable the integration of hardware and software being provided by or on behalf of AURORA to any AURORA Customer with such Equipment. PATH 1 also agrees that it will provide to AURORA information and assistance as may be necessary, including interface specifications, to enable AURORA to cause the Equipment to be interoperable with the items and equipment being provided by or on behalf of AURORA to any AURORA Customer.

15.14	Escrow Agreement. In order to ensure a means of continuity of supply for Aurora in the event that PATH 1 becomes unable to supply the Equipment to AUROR hereunder, the parties shall enter into a mutually acceptable Escrow Agreement upon AURORA having placed orders totaling *** units or more. PATH 1 and AURORA agree to negotiate the terms and conditions of the Escrow Agreement in good faith. Materials and documentation deposited with an Escrow Service shall be adequate and sufficient to enable the rebuilding by AURORA of ***. PATH 1 shall also deposit a copy of all software tools necessary for the development and maintenance of the Equipment software. A configuration management process shall be used and this shall be included in the deposited documentation. All costs associated with the establishment and maintenance of this Escrow Agreement shall be borne equally by PATH 1 and AURORA.

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED

16.	MEDIA RELEASES.

All media releases or public announcements by PATH 1 which identify AURORA shall be coordinated with and approved in writing by AURORA prior to the release thereof; provided, however, that nothing in this Section 16 shall be construed to limit the right of PATH 1 to issue such disclosures that are reasonably believed by that party to be required by law or government regulation.

17.	PRODUCT REGULATORY COMPLIANCE.

Equipment delivered hereunder will be manufactured, labeled, certified and will perform in compliance with all applicable laws, regulations, standards and/or codes in effect for the Equipment intended use at the time of delivery. It shall be PATH 1’s responsibility to secure and maintain any and all certifications required for the Equipment purchased hereunder including Equipment privately labeled for AURORA. In order to ensure the relevant laws and regulations are satisfactorily met, PATH 1 agrees to:

(a)	Certify to AURORA that the Equipment delivered hereunder is in compliance with regulations, laws, standards and/or codes;

(b)	Provide AURORA and appropriate enforcement agencies with Manufacturer’s Declarations of Conformity or other specified certification(s) declaring evidence of PATH 1’s compliance with specified standards;

(c)	Ensure that the Equipment continues to meet the AURORA specified compliance levels during the period over which such Equipment is supplied to AURORA;

(d)	Advise AURORA of any changes impacting the product regulatory compliance status of Equipment during the production thereof;

(e)	Archive and maintain product regulatory compliance records for a period of ten (10) years from the date of the final shipment of Equipment to AURORA. Such records shall include: schematics, Bills of Materials, theory of operation sufficient to understand the schematics, data sheets, specifications, user manuals, engineering test results, laboratory test results evidencing compliance with specified standards, laboratory test certificates, and manufacturer’s declaration of conformity;

(f)	Allow AURORA, AURORA Customers and enforcement agencies to inspect PATH 1’s product regulatory compliance records in order to verify that the Equipment complies with the laws, regulations, standards and/or codes specified by AURORA;

(g)	Undertake to bring the Equipment into compliance should the applicable legislation, standards, laws or regulations be revised during the period of supply to AURORA.

Unless otherwise directed, all documents of regulatory compliance and notice of any changes in product regulatory compliance status during the period over which Equipment are supplied to AURORA shall be forwarded to:

Aurora Networks, Inc.

2803 Mission College Boulevard

Santa Clara, California 95054

Attn: Mr. Tom Brown

CONFIDENTIAL TREATMENT REQUESTED

18.	INSURANCE AND LABOR RELATIONS RESPONSIBILITIES. It is expressly understood that PATH 1’s personnel are not employees of AURORA, that there is NO LABOR RELATIONSHIP between PATH 1’s employees and AURORA as a result of this Contract, and that AURORA is not liable for any professional risk or injuries caused by accidents, whether at the PATH 1 employee’s place of business, while in transit, or associated with visits to AURORA’s facilities. It is expressly understood that it is PATH 1’s responsibility to insure its employees whether at the employee’s place of business, while in transit, or, in the case of visits, at AURORA’s facilities and that PATH 1’s employees have no right to claim any benefit, salary, fringe benefits or other compensation from AURORA as a result of the relationship resulting from this Contract.

Policies obtained in compliance with this clause shall provide that AURORA shall be notified in writing by the insurer thirty (30) days in advance of cancellation, non-renewal or material change of such policy.

19.	LIMITATION OF LIABILITY. EXCEPT AS PROVIDED UNDER ANY SECTION HEREIN DEALING WITH INDEMNITY OR CONFIDENTIALITY, UNDER NO CIRCUMSTANCES WILL EITHER PARTY BE LIABLE TO THE OTHER UNDER ANY CONTRACT, STRICT LIABILITY, NEGLIGENCE OR OTHER LEGAL OR EQUITABLE THEORY, FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS IN CONNECTION WITH THE SUBJECT MATTER OF THIS AGREEMENT. THIS SECTION DOES NOT LIMIT EITHER PARTY’S LIABILITY FOR BODILY INJURY OF A PERSON, DEATH, OR PHYSICAL DAMAGE TO TANGIBLE PROPERTY. IN NO EVENT SHALL A PARTY’S AGGREGATE LIABILITY TO THE OTHER PARTY IN CONNECTION WITH THIS AGREEMENT EXCEED THE AMOUNT RECEIVED BY PATH 1 HEREUNDER.

CONFIDENTIAL TREATMENT REQUESTED

IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed as of the date first hereinabove written.

AURORA NETWORKS, INC.

By (Signature):	/s/ Guy Sucharczuk
Name:	Guy Sucharczuk
Title:	Chairman, President and CEO

PATH 1 NETWORK TECHNOLOGIES INC.

By (Signature):	/s/ Frederick A. Cary
Name:	Frederick A. Cary
Title:	Chairman and CEO

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT A

EQUIPMENT AND PRICES

[Attached]

CONFIDENTIAL TREATMENT REQUESTED

Path 1 Network Technologies	Path 1 Confidential
Chameleon vidX	May 7, 2003

Recommended End Customer Pricing and MFN Discount Price

For single purchase orders in excess of 100 units for delivery within 90 days: Deduct an additional 5%

All pricing reflects a *** warranty

*** Warranty: deduct *** from the Reseller Price

*** Warranty: deduct *** from the recommended Reseller Price

All 1800 Series products are configured with either 4 or 8 ASI hardware ports

Ports can be enabled via software keys on a per port basis (1,2,3,4,5,6,7,8 where applicable)

All products are 1RU in a Path 1-designed chassis.

All products are equipped with a front panel display and controls

For products without front panel controls or display deduct $250 per unit

Enhanced Demultiplexing Gateway

128 Kbps – 213 Mbps per ASI Port Max, up to 1,024 Programs, <= 100 Mbps per Program

ASI to IP
ASI Ports	1	2	3	4	5	6	7	8
Recommended Price		***		***	***	***	***	***
MFN Price		***		***	***	***	***	***

Basic Demultiplexing Gateway

3 – 5 Mbps per Program up to 40 per Port, 3 – 156 Mbps per Port

ASI to IP
ASI Ports	1	2	3	4	5	6	7	8
Recommended Price		***		***	***	***	***	***
MFN Price		***		***	***	***	***	***

Enhanced Multiplexing Gateway

128 Kbps – 213 Mbps per ASI Port Max, up to 1,024 Programs, <= 100 Mbps per Program

IP to ASI
ASI Ports	1	2	3	4	5	6	7	8
Recommended Price		***		***	***	***	***	***
MFN Price		***		***	***	***	***	***

Basic Multiplexing Gateway

3 – 5 Mbps per Program up to 40 per Port, 3 – 156 Mbps per Port

ASI to IP
ASI Ports	1	2	3	4	5	6	7	8
Recommended Price		***		***	***	***	***	***
MFN Price		***		***	***	***	***	***

Enhanced Pass-through Gateway

128 Kbps – 213 Mbps Mbps per Program up to 40 per Port, 128Kbps – 156 Mbps per Port

ASI to IP or IP to ASI
ASI Ports	1	2	3	4	5	6	7	8
Recommended Price		***		***		***		***
MFN Price		***		***		***		***

Basic Pass-through Gateway

3 – 5 Mbps per Program up to 40 per Port, 3 – 156 Mbps per Port

ASI to IP or IP to ASI
ASI Ports	1	2	3	4	5	6	7	8
Recommended Price				***		***		***
MFN Price				***		***		***

Cx1000 Video over IP Gateway

As per Data Sheet

Cx1000	1 Yr Warranty		> 2 Yr Warranty
Recommended Price	*	**	*	**
MFN Price	*	**	*	**

Cx1000 products are 1RU and are offered in the Path 1 Chassis & Logo

ADDITIONAL OPTIONS AND ENGINEERING SUPPORT

Maintenance/Help Desk/Service agreements priced separately

Training and Installation Packages

Engineering field support @ $*** per hour per person. Senior engineering support

@$*** per hour per person, maximum 2 days on site

(Plus travel and accommodation expenses)

This quote is valid only with Path 1 Network Technologies standard terms & conditions.

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT B

SPECIFICATIONS

Path 1

Chameleon vidX™ IP to ASI Video muX

Gigabit Ethernet to 8 Port ASI IP Video Multiplexer

Path 1's Chameleon vidX™ IP Video Multiplexers are designed to bridge the IP-based optical-fiber network with the QAM-based Hybrid Fiber Coax (HFC) distribution network for Video-On-Demand (VoD) applications. The Path 1 Chameleon vidX muX receives up to 1024 IP-encapsulated MPEG-2 Single Program Transport Streams (SPTS), de-encapsulates the IP streams, and re-multiplexes them to up to 8 MPEG-2 Multi-Program Transport Streams (MPTSs). The output MPEG-2 streams of the Chameleon vidX™ muX will be ready for QAM modulation and distribution in HFC networks. The Chameleon vidX™ muX supports both Standard Definition (SD) and High Definition (HD) streams, as well as low bit-rate audio-only and interactive data streams.

The Chameleon vidX™ muX provides Multiple Systems Operators (MSOs) with a flexible and cost-effective means for distributing thousands of narrowcast channels generated by VoD servers to the digital set-top boxes by leveraging their existing fiber optic infrastructure and the IP switching/routing nequipment.

The Path 1 Chameleon vidX™ muX has been designed to be inter-operable with standard IP switching equipment and will compensate for delay and jitter introduced by the network. The Path 1 Chameleon vidX™ muX has built-in Program Clock Reference (PCR) correction to support re-multiplexing of SPTS into MPTS. In addition, the Path 1 Chameleon vidX℠ muX automatically re-generates MPEG-2 tables in accordance with the MPEG-2 program composition at the output streams. The mapping of the IP-encapsulated MPEG-2 SPTS streams to the output MPTS streams can be accomplished automatically via translation of UDP port numbers or manually via a user programmable table.

The Chameleon vidX™ muX complies with compressed video standards, i.e., MPEG-2 and DVB-ASI, and network interface standards, i.e., 1000 SX/LX/LH/TX Gigabit Ethernet (SFP optical or RJ-45 copper) and 10/100 Base TX Fast Ethernet (twisted-pair). The Chameleon vidX™ muX provides users with the capability to manage and monitor the gateway locally via a front-panel and remotely via Simple Network Management Protocol (SNMP) or a built in web server using the Hyper Text Transfer Protocol (HTTP).

The Path 1 Chameleon vidX™ muX enables MSOs to leverage the cost benefit of IP transport implemented on their existing HFC networks in providing current and future VoD and other interactive services in a fully scalable and flexible fashion.

Key features and benefits

- **Trusted and field proven**
  - ➢ ***Deployed by top Cable operators***
- **Delivers broadcast-quality, SD and HD, VoD streams over IP-enabled HFC networks**
  - ➢ ***Lowers the cost of VoD deployment***
- **Standard video interfaces: DVB-ASI (MPEG-2 Transport Streams)**
  - ➢ ***Plug-and-play in cable head-end/hub environment***
- **Standard network interfaces: Gigabit Ethernet and 10/100**
  - ➢ ***Works with current and legacy Ethernet equipment***
- **Fast, adaptive clock acquisition and synchronization**
  - ➢ ***Instant quality video***
- **Remote management via SNMP and HTTP**
  - ➢ ***Manageable from any computer in the network***
- **Future-proof your network edge device**
  - ➢ ***Network Processor Engine (NPE) design for easy software upgrade***

© Path 1 Network Technologies Inc. All Rights Reserved.

CONFIDENTIAL TREATMENT REQUESTED

Chameleon vidX™ muX Product Specification

Digital video interface
- Up to 8 DVB-ASI output ports (female BNC) supporting up to 213 Mbps per port
- Supports both Standard Definition and High Definition formats up to 20 Mbps per stream
- Total output MPEG-2 Transport Stream bit rate of 952 Mbps

Network interface
- (2) 1000 Base SX/LX/LH/TX Gigabit Ethernet port (SFP optical or RJ-45 copper)
- IP de-encapsulation of up to 1024 MPEG-2 SPTSs encapsulated in IP
- Supports direct MPTS decapsulation to ASI output port
- Supports both RTP/UDP/IP and UDP/IP encapsulation formats
- Multicast capable using IGMP Version 2
- (1) 10/100 Base TX Fast Ethernet (RJ-45) out-of-band management port

Maintenance interface
- 1 RS-232 (male DB-9) serial interface

Clock recovery
- Patent-pending fast and adaptive clock acquisition and synchronization
- Smart buffer provides strong protection against network delay and jitter up to 250 milli-second
- PCR re-stamping to support multiplexing of MPEG-2 programs

MPEG-2 program translation
- Automatic and manual mapping of UDP port numbers to MPEG-2 program numbers and PIDs
- Automatic regeneration of MPEG-2 tables for the output MPEG-2 MPTS streams
- Supports PID filtering

Front panel
- 2 lines by 24 characters
- 17 digit and navigation buttons
- 4 LEDs: power, activity, fault, log

Remote management
- SNMP and HTTP

Electrical
- Input voltage: 100 - 240 VAC / 50-60 Hz / 0.5 Amps

Dimensions
- 1 RU, rack mountable
- Height 1.75 inch
- Width: 17.25 inch
- Depth: 17.5 inch
- Weight: 5 pound

Environmental
- Operating temperature: 32° to 131° F., (0° to 55° C.)
- Operating humidity: 10% to 95% non-condensing
- Storage temperature: 14° to 158° F (-10° to 70°C.)
- CE, UL, and FCC certified

No part of this publication may be reproduced, stored in a retrieval system, transmitted, or translated in any form or by any other means electronic, mechanical, manual, optical, or otherwise, without the prior written permission of Path 1 Network Technologies Inc. Path 1 Network Technologies Inc. makes no representations or warranties regarding the content of this document. All specifications are subject to change without prior notice. Path 1 Network Technologies Inc. assumes no responsibility for any errors contained herein. All other trademarks are owned by their respective holders and are used for identification purposes only.

Path 1 Network Technologies Inc.
6215 Ferris Square, Suite 140
San Diego, CA 92121
Tel: +1 (858) 450-4220
Fax: +1 (858) 450-4203
E-Mail: Info@path1.com
http://www.path1.com

© Path 1 Network Technologies Inc. All Rights Reserved.

CONFIDENTIAL TREATMENT REQUESTED

Path 1

Chameleon vidX™ ASI to IP Video demuX

8 Port ASI to Gigabit Ethernet IP Video Demultiplexer

Path 1's Chameleon vidX™ IP Video Demultiplexers are designed to bridge the DVB-ASI links originated from Video-On-Demand (VoD) servers, integrated receiver decoders (IRDs) and MPEG-2 encoders/multiplexers with standard Internet Protocol (IP) networks for contribution or distribution applications. The Chameleon vidX™ is capable of demultiplexing up to 8 Multi Program Transport Streams (MPTSs) into as many as 1024 independent Constant Bit Rate (CBR) Single Program Transport Streams (SPTSs), then encapsulate each stream in independent UDP/IP packets, and send the streams via a Gigabit Ethernet interface. The Chameleon vidX™ supports both Standard Definition (SD) and High Definition (HD) streams, as well as low bit-rate audio-only and interactive data streams.

The Path 1 Chameleon vidX™ demuX provides MSOs and television broadcasters with a flexible and cost-effective means for distributing thousands of narrowcast MPEG-2 channels to geographically dispersed hub sites via IP/MPLS/DWDM fiber-optic WAN/MAN networks. The combination of the Chameleon vidX™ ASI to IP Video Demultiplexer and its companion product, the Chameleon vidX™ IP Video to ASI Multiplexer, offers a complete end-to-end MPEG-2 networking solution over IP backbones.

The Chameleon vidX™ demuX has built-in Program Clock Reference (PCR) correction and Null packet stuffing to support demultiplexing of MPTS into SPTS CBR streams. The Chameleon vidX™ demuX also automatically generates MPEG-2 tables for each independent SPTS stream. The mapping of the input MPTS streams to IP-encapsulated MPEG-2 SPTS streams can be accomplished automatically via translation of incoming MPEG-2 program number or manually via a mapping table.

The Path 1 Chameleon vidX™ demuX complies with compressed video standards, i.e., MPEG-2 and DVB- ASI, as well as network interface standards, i.e., 1000 SX/LX/LH/TX Gigabit Ethernet and 10/100 TX Fast Ethernet. The Chameleon vidX™ demuX provides users with the capability to manage and monitor the gateway locally via a front-panel and remotely via Simple Network Management Protocol and monitor the gateway locally via a front-panel and remotely via Simple Network Management Protocol (SNMP) or Hyper Text Transfer Protocol (HTTP/ web interface).

The Path 1 Chameleon vidX™ demuX enables MSOs to leverage the cost benefit of IP transport implemented on their existing HFC networks in providing current and future VoD and other interactive services in a fully scalable and flexible fashion.

Key features and benefits

- **Delivers broadcast-quality, SD and HD, VoD streams over IP-enabled HFC networks**
  - ➢ ***Lowers the cost of VoD deployment***
- **Standard video interfaces: DVB-ASI (MPEG-2 Transport Streams)**
  - ➢ ***Plug-and-play in cable head-end/hub environment***
- **Standard network interfaces: Gigabit Ethernet and 10/100**
  - ➢ ***Works with current and legacy Ethernet equipment***
- **Support IP-based Quality-of-Service (IP Precedence and DiffServ)**
  - ➢ ***Ensures reliable and timely delivery of video packets***
- **Remote management via SNMP and HTTP**
  - ➢ ***Manageable from any computer in the network***
- **Future-proof your network edge device**
  - ➢ ***Network Processor Engine (NPE) design for easy software upgrade***

© Path 1 Network Technologies Inc. All Rights Reserved.

CONFIDENTIAL TREATMENT REQUESTED

Chameleon vidX™ demuX Product Specification

Digital video interfaces
- Up to 8 DVB-ASI input ports (female BNC) supporting up to 213 Mbps per port
- Supports both Standard Definition and High Definition formats up to 20 Mbps per stream
- Total input MPEG-2 Transport Stream bit rate of 952 Mbps

Network interfaces
- (2) 1000 Base SX/LX/LH/TX Gigabit Ethernet port (SFP optical or RJ-45 copper)
- IP Encapsulation of up to 1024 MPEG-2 Single Program Transport Streams (SPTS)
- Supports direct IP encapsulation of MPTS streams without demultiplexing
- Supports both RTP/UDP/IP and UDP/IP encapsulation formats
- (1) 10/100 Base TX Fast Ethernet (RJ-45) out-of-band management port

Maintenance interface
- 1 RS-232 (male DB-9) serial interface

Clock recovery
- PCR re-stamping and Null packet stuffing to support de-multiplexing of MPTSs to CBR SPTSs

MPEG-2 program translation
- Automatic and manual mapping of MPEG-2 program numbers to unicast and multicast IP Address/UDP port number
- Automatic regeneration of MPEG-2 tables for the output IP-encapsulated MPEG-2 SPTS

Front panel
- 2 lines by 24 characters
- 17 digit and navigation buttons
- 4 LED's: power, activity, fault, log

Remote management
- SNMP and HTTP

Electrical
- Input voltage: 100 - 240 VAC / 50-60 Hz / 0.5 Amps

Dimensions
- 1 RU, rack mountable
- Height 1.75 inch
- Width: 17.25 inch
- Depth: 17.5 inch
- Weight: 5 pound

Environmental
- Operating temperature: 32° to 131° F., (0° to 55° C.)
- Operating humidity: 10% to 95% non-condensing
- Storage temperature: 14° to 158° F (-10° to 70°C.)
- CE, UL, and FCC certified

No part of this publication may be reproduced, stored in a retrieval system, transmitted, or translated in any form or by any other means electronic, mechanical, manual, optical, or otherwise, without the prior written permission of Path 1 Network Technologies Inc. Path 1 Network Technologies Inc. makes no representations or warranties regarding the content of this document. All specifications are subject to change without prior notice. Path 1 Network Technologies Inc. assumes no responsibility for any errors contained herein. All other trademarks are owned by their respective holders and are used for identification purposes only.

Path 1 Network Technologies Inc.
6215 Ferris Square, Suite 140
San Diego, CA 92121
Tel: +1 (858) 450-4220
Fax: +1 (858) 450-4203
E-Mail: Info@path1.com
http://www.path1.com

© Path 1 Network Technologies Inc. All Rights Reserved.

CONFIDENTIAL TREATMENT REQUESTED

Path 1

Chameleon vidX™ Cx1000 IP Video Gateway

ASI/SDI Carrier-Class Fast/Gigabit Ethernet IP Video Gateway

Path 1's Chameleon vidX™ Cx1000 IP Video Gateways are specifically designed to meet the stringent requirements of broadcasters for transporting real-time broadcast-quality (uncompressed or compressed) video, over existing IP networks. Chameleon VidX™ Cx1000 Gateways provide broadcasters and content owners a flexible and cost-effective means for exchanging digital video content by leveraging the ubiquitous, standard IP Wide-Area and Local-Area Networks (WANs and LANs).

The Chameleon vidX™ Cx1000 has been designed to effectively handle IP network delay, jitter, packet losses and out-of-order packets. Using a state-of-the-art embedded platform as well as patent-pending algorithms, Chameleon vidX™ Cx1000 gateways shield the video signals from the severe impairments imposed by IP networks and preserve the broadcast quality video standard demanded by broadcasters. The vidX1000 complies with compressed and uncompressed video standards such as MPEG-2 4:2:0 and 4:2:2 formats High Definition and Standard Definition, DVB, ATSC, and SDI (SMPTE 259M). It supports both constant and variable bit rate, single or multi program, MPEG-2 Transport Streams as well as a single 270 Mbps CCIR-601 serial digital video stream. The Chameleon vidX1000 provides two network interfaces: 10/100 Base TX (twisted-pair) Fast Ethernet and 1000 Base SX (optical-fiber) Gigabit Ethernet. There are two digital video interfaces, one for input and one for output, each of which can be configured to be an ASI or an SDI interface. In addition, the Chameleon vidX™ Cx1000 provides users with the capability to manage and monitor the gateway locally, via a front-panel, and remotely via Telnet, SNMP, and a Web based HTTP interface.

The Chameleon vidX™ Cx1000 enables today's and tomorrow's broadcasters to realize substantial savings in their transmission cost and to significantly extend their reach in exchanging video content using low-cost and widely available IP networks.

Key features and benefits

- **Delivers broadcast-quality video over *existing* IP networks**
  - *Lowers the cost of video transmission*
- **Meets or exceeds *all* broadcast video standards**
  - *Suitable for demanding broadcast environments*
- **Uncompressed means Lowest Latency**
  - *Uncompressed SDI over IP in sub frame latency*
- **Standard video interfaces: DVB-ASI (MPEG-2 TS) and SDI (CCIR-601)**
  - *Plug-and-play in broadcast environments*
- **Standard network interfaces: 10/100 Base TX and 1000 Base SX Ethernet**
  - *Works with current and legacy Ethernet equipment*
- **Fast, adaptive clock acquisition and synchronization**
  - *Instant quality video*
- **Robust, efficient packet loss recovery and protection from out-of-order packets**
  - *Suitable for WAN environments*
- **Support IP-based Quality-of-Service (IP Precedence and DiffServ)**
  - *Ensures reliable and timely delivery of video packets*
- **Support IP Multicast send and receive via IGMP Version 2 protocol**
  - *More efficient use of bandwidth*
- **Remote management via Telnet, SNMP, and Web Interface**
  - *Manageable from any computer in the network*

© Path 1 Network Technologies Inc. All Rights Reserved.

CONFIDENTIAL TREATMENT REQUESTED

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT C

PATH 1 STANDARD TERMS AND CONDITIONS

[Attached]

PATH 1 STANDARD TERMS AND CONDITIONS

1.	GENERAL. As used herein, the term “Path1” shall mean Path 1 Network Technologies, Inc. and its affiliates and the term “Customer” shall mean the person or entity desiring to license goods from Path1. Path1’s quotation [(“Quotation”) does not constitute an offer, but merely an invitation for Customer to place an order (“Order”) with Path1 consistent with the terms set forth in Path1’s Quotation and subject to these terms and conditions (“Terms and Conditions”). These Terms and Conditions apply to all Quotations made and Orders accepted by Path1. The Quotation, the Order and these Terms and Conditions together shall form this “Agreement.”

2.	AGREEMENT FORMATION. The purpose of a Customer’s Order is to serve as an offer of the terms set forth in the Quotation and these Terms and Conditions. All Orders are subject to acceptance by Path1. No form of acceptance except Path1’s written acknowledgement sent to Customer, or Path1’s commencement of performance shall constitute a valid acceptance of a Customer’s Order. Path1 will not be bound by any terms of Customer’s Order that are inconsistent with, or that add to, the terms set forth in Path1’s Quotation or these Terms and Conditions, without Path1’s express prior written consent thereto. If Customer does not agree to these Terms and Conditions, then Customer shall not place an Order to license Path1 products (“Products”). Path1’s failure to further object to any such additional terms or modifications contained in any communication from Customer or proposed by any course of dealing or performance between Path1 and Customer shall not be deemed a waiver of the provisions hereof or an approval of the terms or modifications therein. Path1 marketing staff is not authorized to modify these Terms and Conditions. Any term or condition of these Terms and Conditions shall prevail in the event that there is an inconsistency between it and any term or condition of any communication from Customer or of any course of dealing or performance between Customer and Path1. Path1 shall be deemed to have accepted, and shall be bound by, this Agreement upon the earliest of: (a) the date Path1 returns to Customer a written acknowledgement of its acceptance of Customer’s Order; and (b) the date Path1 ships to Customer any of the Products listed in the Quotation.

3.	LICENSE. Notwithstanding any language to the contrary in this Agreement, the Products (including but not limited to any software in object code form embedded in or accompanying any Product (“Software”)) listed in the Quotation are sold subject to various licenses. Subject to this Agreement, Path1 grants to Customer a limited, perpetual, non-exclusive, nontransferable (except as set forth in Section 21) right to use the Products in the configuration set forth in the Quotation (for clarification, the Quotation may limit the number of video streams, the number of ports, the maximum speed range, feature set processing, etc.) in accordance with any documentation accompanying such Products. Except as otherwise required by law, Customer shall have no right to copy the Software.

4.	OWNERSHIP. Except for the limited right of internal use set forth in this Section 3, as between Customer and Path1, Path1 shall retain all right, title and interest to all intellectual property embodied in the Products. Except as set forth in Section 3, no express or implied licenses are granted by either party under this Agreement.

5.	PRICES. Prices for Products shall be in accordance with the Quotation. The prices attached hereto are valid for thirty (30) days of receipt of the Quotation. The amount of all transportation charges from Path1’s shipping location and of all taxes and other charges, other than taxes imposed on Path1’s Income, now or hereafter imposed by any governmental authority upon the manufacture, production, sale, purchase, delivery, possession, import, export, or resale of the Products specified in the Quotation, which may be paid by Path1 or for which Path1 may be liable, shall be the responsibility of Customer and shall be paid to Path1 in addition to the purchase price of the Products, unless otherwise agreed in writing.

6.	TERMS OF PAYMENT. Unless otherwise set forth on the face hereof, all Invoices shall be paid in full within thirty (30) days of the invoice date in U.S. dollars. On any invoice (or portion thereof) which remains unpaid on the date when due to Path1, Customer agrees to pay a service charge of one and one-half percent (1-1/2%) per month (or such lower rate as may be the maximum allowable by law) from any such due date until the date of payment. If Path1 believes in good faith that Customer’s ability to make any payment required hereunder is or may be Impaired, Path1 may cancel this Agreement (or any remaining balance thereof), and Customer shall remain liable to pay for any Products previously shipped. When partial shipments are made, payments shall become due in accordance with the designated terms upon submission of an invoice covering any such partial shipment.

7.	DELIVERY. All Products shall be delivered F.O.B. (INCO Terms 2000) Path1’s designated shipping point, but title shall not pass. Subject to Path1’s right of stoppage in transit, delivery of Products to a carrier at the shipping point in good condition or delivery by Path1 to Customer’s representative at Path1’s warehouse or plant shall constitute delivery to Customer, and risk of loss shall thereupon pass to Customer. Customer shall keep the Products in good Order and repair until the licensing fees have been paid in full and shall promptly pay all taxes and assessments upon the Products or use of the Products. In the absence of specific shipping instructions, Path1 shall select a carrier who shall be deemed to act as Customer’s agent, notwithstanding any payment by Path1 of freight charges made for Customer’s account. Path1 shall have no liability for any events occurring during shipment; any claim for damages or loss must be filed with the carrier. Delivery of any installment of Products within thirty (30) days after the date specified therefore shall constitute a timely delivery. Thereafter, delivery shall be deemed timely unless Path1 receives written notice of cancellation prior to shipment. Any information regarding delays in Customer’s schedule that will affect Path1’s delivery, must be made available to us. Any such information not passed on to us in time for us to reschedule delivery will not be considered sufficient cause to delay payment to us. If shipment is delayed at the request of Customer or by governmental actions, payment becomes due when Path1 is ready to make shipment.

8.	SHIPMENTS. All shipping dates are approximate. Path1 will exercise reasonable efforts to fill all Orders according to the agreed schedule(s); provided, however, that Path1 shall not be responsible for any failure to perform or delay in performing which is directly or indirectly due to any governmental or military regulation or requirement, act of God, act of terrorism, war, riot, embargo, fire, flood, natural disaster, strike or other labor dispute, unavailability of materials or transportation facilities, or any other unforeseen circumstances or causes beyond Path1’s control (“Force Majeure Event”). Any affected delivery date shall be deemed extended for a period of time equal to the delay incurred.

9.	ACCEPTANCE OF PRODUCTS. Acceptance shall be deemed to have occurred upon receipt. Customer may reject a Product only if such Product fails in some material respect to meet the specifications therefor. In any event, Customer shall pay for the shipment as otherwise provided herein and shall be entitled to a refund of the purchase price for properly rejected Products at the time they are ultimately rejected, provided that if Path1 disputes the rejection, refund shall be made, if at all, at the time the dispute is finally resolved. Whether or not Path1 accepts Customer’s basis for rejection, promptly on receipt of a notice of rejection, Path1 shall use its reasonable efforts to repair or provide replacement Products.

10.	WARRANTY / DISCLAIMER OF WARRANTY. PATH1 WARRANTS THAT THE PRODUCTS WILL SUBSTANTIALLY CONFORM IN ALL MATERIAL RESPECTS TO THE AGREED UPON SPECIFICATIONS FOR A PERIOD OF ONE YEAR FROM THE DATE OF SHIPMENT. PROVIDED, HOWEVER, THAT THE PRODUCTS SOLD HEREUNDER AS OF THE DATE OF SALE HAVE NOT MET ALL REQUIRED INDEPENDENT TESTING AND CERTIFICATIONS. CUSTOMER’S SOLE AND EXCLUSIVE REMEDY FOR ANY BREACH OF THE FOREGOING WARRANTY SHALL BE REPAIR OR REPLACEMENT OF PRODUCT, OR AT PATH1’S OPTION IF REPAIR OR REPLACEMENT IS IMPRACTICAL, REFUND FOR RETURNED NONCONFORMING UNITS OF PRODUCT.

PRODUCT OFFERED “AS IS” OR “AS INSPECTED,” HOWEVER, IS NOT COVERED BY THE ABOVE WARRANTY. PATH1 SHALL PAY THE COSTS OF ANY SUCH REPAIR OR REPLACEMENT, INCLUDING TRANSPORTATION COSTS INCURRED IN RETURNING REPAIRED OR REPLACED PRODUCTS TO CUSTOMER UNLESS (I) THE PRODUCT IS NOT DEFECTIVE, IN WHICH CASE CUSTOMER SHALL PAY PATH1’S REASONABLE COSTS OF INSPECTION AND ALL TRANSPORTATION CHARGES, OR (II) THE PRODUCT IS DEFECTIVE DUE TO CUSTOMER’S OR ANY THIRD PARTY’S DAMAGE, MISUSE, ABUSE, OR FAILURE TO USE THE PRODUCT FOR ITS INTENDED PURPOSE, IN WHICH CASE CUSTOMER SHALL PAY ALL COSTS OF REPAIR OR REPLACEMENT AND TRANSPORTATION.

PATH1 MAKES NO OTHER WARRANTIES, STATUTORY, EXPRESS OR IMPLIED, WITH RESPECT TO PRODUCTS SUPPLIED UNDER THIS AGREEMENT AND DISCLAIMS ALL OTHER WARRANTIES INCLUDING THE WARRANTIES OR MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.

Some jurisdictions do not allow the limitation or disclaimer of certain implied warranties, so the above limitation or disclaimer may not apply to Customer.

11.	PRODUCT RETURNS. Customer may return Products pursuant to Sections 9 and 10. Customer will bear the cost of shipping and insurance for return of Products to Path1. Customer must return any such Products with the bar code label intact and in the original container, or an equivalent container with protective capabilities at least as strong as the original container, which shall conspicuously bear the return materials authorization (“RMA”) number Customer obtains from Path1 prior to return. Customer must comply with Path1’s RMA procedure which shall be made available to Customer upon request.

12.	CUSTOMER REPRESENTATIONS AND WARRANTIES. Customer represents and warrants that (i) it has and shall maintain in good standing all licenses, permits or other certificates of regulatory authority to use the Products; (ii) it shall not, nor allow third parties to, remove any inscription, serial number, metal plate, marking or other form of identification affixed by the manufacturer or Path1 to the Products, including such marking which identifies Path1 as the developer thereof; (iii) it does not have the authority, and shall not, make any representations or warranties to third parties with regard to the Products or their performance; (iv) it shall comply with all applicable laws and governmental regulations and assist Path1 in its compliance with same; (v) it shall not, nor allow third parties to, disassemble, decompile or otherwise reverse engineer the Products (including but not limited to the Software) or otherwise attempt to learn the structure, algorithms or any source code contained therein or any ideas underlying the Products; (vi) it shall not, nor allow third parties to, modify the Product (including but not limited to the Software) or combine the Product (including but not limited to the Software) with any other product or software; (vii) it shall use the Products in compliance with the Path1 instructions for appropriate use; and (viii) Customer shall indemnify and hold Path1 harmless with respect to any claims or suits brought against Path1 due to a breach by Customer of this Section 12.

13.	LIMITATION OF LIABILITY. IN NO EVENT SHALL PATH1 BE LIABLE FOR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS BY CUSTOMER, OR FOR ANY LOSS OF PROFITS OR LOSS OF USE, LOSS OF DATA, OR FOR ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE, OR OTHER DAMAGES HOWEVER CAUSED, WHETHER OR NOT PATH1 HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGE. THIS EXCLUSION ALSO INCLUDES ANY LIABILITY WHICH MAY ARISE OUT OF THIRD PARTY CLAIMS AGAINST CUSTOMER. PATH1 ASSUMES NO OBLIGATIONS OR LIABILITY OF ANY KIND WITH RESPECT TO INFRINGEMENTS OR ALLEGED INFRINGEMENTS OF UNITED STATES OR FOREIGN PATENTS, COPYRIGHTS, TRADEMARKS, OR OTHER PROPRIETARY OR INTELLECTUAL PROPERTY RIGHTS ARISING OUT OF CUSTOMER’S LICENSE, USE, OR POSSESSION OF THE PRODUCTS. THE ESSENTIAL PURPOSE OF THIS PROVISION IS TO LIMIT THE POTENTIAL LIABILITY OF PATH1 ARISING OUT OF THIS TRANSACTION AND/OR LICENSING OF PRODUCTS TO CUSTOMER.

Some jurisdictions do not allow the limitation or exclusion of liability for incidental or consequential damages, so the above limitation or exclusion may not apply to Customer.

14.	INDEMNIFICATION.

a.	Path1 will indemnify and hold harmless Customer from any and all liability, damages, costs and expenses arising out of any claims of any third party that any Product shipped hereunder infringes on any US patent or copyright, and Path1 shall, at its own expense, defend Customer, its agents and employees against any and all third party losses, costs, damages, claims, liabilities or expenses, including but not limited to reasonable attorneys’ fees and costs; provided that Path1 is promptly notified in writing of such claim or suit and Path1 shall have sole control of the defense and/or settlement thereof.

b.	Path1 shall have no obligation under this Section 14 if and to the extent that such claim arises from: (i) compliance by Path1 with Customer’s specifications, (ii) modification of the Product other than by Path1, or (iii) combination of the Product with products other than those supplied by Path1. Customer will indemnify Path1 for any claims referred to in the foregoing sentence in the same manner as provided in Section 14.a

15.	USE AND SAFETY. Customer acknowledges that it is Customer’s responsibility to provide proper safety devices and equipment to safeguard the user from harm for any particular use, operation or set up, and to adequately safeguard the Product in conformance with all applicable federal, state and local government safety standards and all industry safety standards. Customer shall, at its own expense, defend, indemnify and hold harmless Path1, its agents and employees against any and all third party losses, costs, damages, claims, liabilities or expenses, including but not limited to reasonable attorneys’ fees and costs arising out of the use or operation of the Product, except for claims for repair or replacement of defective equipment or parts as provided in Section 15 hereof; provided that Path1 is promptly notified in writing of such claim or suit and Path1 shall have sole control of the defense and/or settlement thereof.

16.	DEFAULT AND CANCELLATION. In the event of Customer’s default in payment for the Products licensed hereunder, Customer shall be responsible for all reasonable costs and expenses incurred by Path1 in collection of any sums owing by Customer (including reasonable attorneys’ fees), and Path1 may decline to make further shipments to Customer without in any way affecting its rights under this Agreement. If, despite any such breach by Customer, Path1 elects to continue to make shipments, such shipments shall not constitute a waiver of any breach by Customer or in any way affect Path1’s legal remedies arising from such breach. Should Customer elect to cancel its Order, Customer shall be liable to Path1 for reasonable cancellation charges which shall include without limitation all costs and expenses incurred by Path1 in connection with procuring and filling Customer’s Order, which shall not exceed the actual sales price of the Products cancelled [John, insert a specific amount or percentage of licensing fees?]. If Customer becomes bankrupt or insolvent, or files or has filed against it in any petition in bankruptcy, or makes an arrangement for the benefit of its creditors, or suffers a receiver or similar party to be appointed, Path1 shall be entitled to cancel this Agreement without judicial intervention or declaration of default of Customer and without prejudice to any right or remedy which shall have accrued or shall thereafter accrue to Path1. Upon such cancellation, Customer shall return all Products to Path1 and the license set forth in Section 3 shall be revoked. Sections 1, 6 and 10-25 shall survive termination of this Agreement by their terms.

17.	MODIFICATION/WAIVER. Any change made by Path1 to this Agreement will be deemed accepted by Customer unless within five (5) days from the date Path1 delivers notice of such change Customer notifies Path1 in writing of Customer’s objection to such change. This Agreement shall not be modified, supplemented, qualified, or interpreted by any trade usage or prior course of dealing not made a part of this Agreement by its express terms. The failure by Path1 to enforce at any time any of the provisions of this Agreement, or to exercise any election or option provided herein, shall in no way be construed as a waiver of such provision or option, nor in any way affect the validity of this Agreement (or any part hereof), or the right of Path1 thereafter to enforce each and every such provision. Any waiver by Path1 must be in writing and such waiver shall only apply to the particular instance in question. Path1’s marketing personnel do not have the authority to grant waivers.

18.	NON-DISCLOSURE OF CONFIDENTIAL MATTER.

a.	Each party agrees to treat any confidential technical or business information obtained from the other as confidential, in accordance with the Mutual Nondisclosure Agreement signed by the parties. Customer acknowledges that the Products contain valuable trade secrets.

b.	If either party breaches any of its obligations with respect to confidentiality, the other party shall be entitled to equitable relief, including specific performance or an injunction (without need to post a bond), in addition to any other rights or remedies, including money damages, provided by law.

19.	NOTICES. Any notice contemplated by or made pursuant to this Agreement shall be in writing and shall be deemed delivered on the date of delivery if delivered personally, or three (3) days after mailing if placed in the U.S. mail, postage prepaid, registered or certified mail, return receipt requested, addressed to Customer or Path1 (as the case may be) at the address shown on the Quotation, or such other address as shall be designated by at least ten (10) days prior written notice.

20.	APPLICABLE LAW/CONSENT TO JURISDICTION. This Agreement is entered into in San Diego County, California and shall be governed by and construed under the laws of the State of California, excluding its conflict of laws principles, and excluding the United Nations Convention on Contracts for the International Sale of Goods. The parties agree that the exclusive jurisdiction and venue of any action with respect to this Agreement shall be the State Courts in San Diego County, California, or, if there is federal jurisdiction, the U.S. District Court for the Southern District of California. Customer agrees that service of process in any such action may be effected by delivery of the summons to Customer in the manner provided for delivery of notices set forth in Section 19 if any legal action is brought in connection with this Agreement, and the prevailing party shall be entitled to receive its attorneys’ fees and court costs in addition to any other relief it may receive.

21.	ASSIGNEMT. Path1 or Customer shall not assign any of its rights or delegate any of its responsibilities under this Agreement (by operation of law or otherwise), and any purported attempt to do so will be null and void, unless agreed to by both parties in writing, except that in the event of a merger, spin-off or other reorganization, a transfer of all or substantially all of the voting stock or shares of a party, or any sale to any entity which buys all or substantially all of its assets, each party may assign this Agreement to the successor organization without the prior approval of the other party.

22.	U.S. GOVERNMENT RESTRICTED RIGHTS. If a unit or agency of the U.S. government is given certain rights to use the Products (including but not limited to the Software or Path1 technical data), this provision applies. The Products and Software, as appropriate, (a) are or contain existing computer software, and accompanying documentation and were developed at private expense, (b) are trade secrets of Path1 for all purposes of the Freedom of Information Act, (c) are “commercial items” and/or “commercial computer software” as defined in FAR 2.101, DFARS 252.227-7014(a)(1) and DFARS section 252.227-7015, subject to limited utilization as expressly stated in this Agreement, (d) in all respects are proprietary data belonging to Path1, and (e) are unpublished and all rights are reserved under the copyright law of the United States. For civilian agencies and entities given certain rights to use the Products, and any legend or mark thereof, the rights to use the Products are limited to “Restricted Rights,” and use, reproduction or disclosure is subject to restrictions set forth in this Agreement, the provisions in FAR 12.212 or DFARS 227.7202-3 –227.7202-4 and, to the extent required under U.S. federal law, the minimum restricted rights set forth in FAR 52.227-14, Restricted Rights Notice (June 1987) Alternate III(g)(3) or FAR 52.227-19. To the extent any technical data is provided pursuant to this Agreement, such data is protected per FAR 12.211 and DFARS 227.7102-2 and to the extent explicitly required by the U.S. government, is subject to limited rights set forth in DFARS 252.227.7015 and DFARS 252.227-7037. In the event that any of the above referenced agency regulations are modified or amended, the subsequent equivalent regulation shall apply.

23.	VALIDITY OF CONTRACT. If any provision of this Agreement is held to be invalid or unenforceable, in whole or in part, such provision, or part thereof, shall be severed, and the remaining provisions shall be enforceable to the maximum extent possible.

24.	INDEPENDENT CONTRACTORS. The relationship of Path1 to Customer is that of independent contractors. This Agreement does not create a partnership, association or other business entity.

25.	INTEGRATION. This Agreement contains the entire agreement between the parties hereof and supersedes any prior or contemporaneous oral or written understandings, agreements, or communications between them relating to the subject matter hereof.

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT C

AURORA STANDARD TERMS AND CONDITIONS

[Attached]

Aurora Networks, Inc

Terms & Conditions

1.	Authority to Modify Terms: The terms and conditions set forth herein may not be changed, modified or amended without the written approval of Aurora Networks, Inc. (“Aurora”). Aurora hereby refuses to assent to any terms or conditions contained in any quotation, order acknowledgement or similar document that conflict with or are in addition to those contained herein, and such conflicting and/or additional terms and conditions shall be of no force or effect.

2.	Order and Payment: the attached purchase order (“PO”) specifies the items ordered (the “Item’s”), prices and quantity of each, shipping instructions, delivery date(s), bill-to and ship-to addresses and any other special instructions. Payment is due sixty (60) days from the earlier of Aurora’s receipt of an invoice or the Items.

3.	Title, Shipping and Delivery: The delivery of all Items covered by these Terms and Conditions shall be completed, and title shall pass, when made F.O.B. point of destination. In all cases, risk of loss or damage to any Items in transit shall fall upon the Vendor. Unless Aurora provides specific shipping instructions to the Vendor, Vendor will ship by the lowest cost method of shipment. Performance and shipping dates specified in the attached purchase order are firm dates and failure to perform or ship on such dates shall be deemed a breach by Vendor.

4.	Warranty: Vendor warrants that all Items shall, at the time of delivery and for a period of five (5) years thereafter, be free from defects in materials and workmanship, shall conform in all material respects to the agreed upon or published specifications for the Items. Vendor shall repair or replace (at Aurora’s option) nonconforming Items upon Vendor’s return of such Items to Vendor.

5.	Indemnity: Vendor will, at its own cost and expense, defend (using counsel acceptable to Aurora), indemnify and hold Aurora (its directors, officers, employees, agents and customers) harmless, against all claims, actions, liability, damage (actual, incidental or consequential), loss and expense (including investigative expense and attorney’s fees incurred in litigation or because of threatened litigation) as the result of Aurora’s purchase, distribution and/or use of the Items, arising or alleged to arise from (i) patent trademark or copyright infringement, (ii) unfair competition, (iii) the failure or alleged failure of the goods or services to comply with any warranties of Vendor, (iv) personal injury (including death) or property damage caused by Vendor, or (v) any other action or omission of Vendor or Vendor’s default hereunder.

6.	Aurora’s Liability: IN NO EVENT WILL AURORA BE LIABLE TO VENDOR OR ANY THIRD PARTY, WHETHER IN TORT, CONTRACT OR OTHERWISE (a) FOR INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES INCURRED BY ANY PERSON, OR (b) IN EXCESS OF THE PAYMENTS MADE BY AURORA HEREUNDER.

7.	Cancellation: Aurora may cancel the PO, in whole or part, up to fifteen days before the scheduled delivery date without penalty.

8.	Returns: Vendor shall provide a return merchandise authorization (“RMA”) for all items returned pursuant to section 4 and for items returned by mutual agreement of the parties. All returns under this Section 7 shall be shipped in accordance with any reasonable instructions (if any) contained in the RMA and all return shipments will clearly indicate the RMA number on the mailing label.

9.	Attorney’s Fees: The prevailing party in any action arising hereunder shall be entitled to recover all of such party’s costs of suit, including reasonable attorney’s fees and expenses and fees on any appeal.

10.	General Provisions:

(a)	Aurora and Vendor shall be independent contractors. Neither these Terms and Conditions nor any transaction consummated hereunder shall create an agency or partnership relationship, and neither party may legally commit the other in any matter.

(b)	Notwithstanding any other provision hereof, neither party shall be liable hereunder to the other for any loss incurred by such party due to terrorist act, strikes, riots, storms, fires, explosions, acts of God, war, embargo, government boycott or any other action by a governmental entity, or any other causes similar thereto beyond the reasonable control of such party. If such party’s performance hereunder is prevented, restricted or delayed by such causes, such performance shall be excused to the extent so delayed or prevented; provided, however, that such party takes reasonable and diligent steps to avoid or remove such causes and to continue performance whenever and to the extent reasonably possible.

(c)	All notices and communications required or permitted to be given to either party hereunder shall be in writing and shall be given by personal delivery, telex, facsimile or registered or certified mail, postage and fees prepaid.

(d)	This document and any other documents referenced on the face hereof by Aurora, constitute the entire agreement between the parties on this subject. All other prior representations, negotiations or arrangements on this subject matter are superseded by these terms and shall not form a basis for interpretation of these terms. Aurora must agree to all amendments to these terms in writing. Aurora may waive performance of any condition, but any waiver by Aurora shall not be considered a waiver for succeeding performance. None of Aurora’s remedies hereunder are exclusive or intended to limit any other legal or equitable remedies available. If any provision hereof is declared invalid by any tribunal or legal authority having jurisdiction, the remaining provisions not so declared invalid shall be enforced to the fullest extent permitted by law.

(e)	This transaction and all of its terms and conditions shall be construed in accordance with, and all disputes shall be governed by, the laws of the State of California, specifically including the provisions of the Uniform Commercial Code, as adopted by California, but specifically excluding the provisions of the Convention on the International Sale of Goods and conflicts of law principles. Vendor submits to the jurisdiction of the state and federal courts located in the State of California in the event of any proceedings arising from or relating to these Terms and Conditions.

(f)	Terms and conditions not specifically stated herein shall be governed by trade customs.